UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2008

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-21243	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

1522 217th Place S.E., Bothell, Washington 98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.               Regulation FD Disclosure.

                                 Sonus Pharmaceuticals, Inc. issued a press release on August 7, 2008, announcing that it has signed an exclusive in-licensing agreement with Bayer HealthCare LLC for development of a family of compounds known as caspase activators presently in preclinical research.  Under terms of the agreement, Sonus was granted exclusive rights to develop two core compounds for all prophylactic and therapeutic uses in humans. Additionally, Sonus was granted rights to all other non-core compounds covered under the patents for use in oncology. Bayer retained rights to develop biological conjugates of the molecules (excluding the two core compounds), and agreed not to develop the non-core compounds as small molecules or pro-drugs for use in oncology.  Bayer will receive an upfront license fee of $450,000, milestone payments, and royalties on sales of any compounds successfully commercialized upon FDA approval.  A copy of the press release is attached as Exhibit 99.1 hereto.

                                 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01                Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press release issued by Sonus Pharmaceuticals, Inc. on August 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: August 7, 2008	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Sonus Pharmaceuticals, Inc. on August 7, 2008.